UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2009

ARYx THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33782	77-0456039
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6300 Dumbarton Circle Fremont, California		94555
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 585-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.      Costs Associated with Exit or Disposal Activities.

On October 27, 2009, the board of directors of ARYx Therapeutics, Inc. (“ARYx”) committed to a restructuring plan that will result in a reduction in force affecting 17 employees, none of whom are executives of ARYx. The restructuring plan is primarily designed to align ARYx’s organizational structure to improve operational efficiencies in light of ARYx’s plan to focus development efforts on earlier stage product candidates to the extent ARYx’s lead development programs are out-licensed in connection with anticipated collaboration arrangements with third-party pharmaceutical companies.

Employees directly affected by the reduction in force have received notification and will be provided with severance payments, continuation of benefits and outplacement assistance for a limited term. The positions impacted are across ARYx’s business functions, including the research and development, clinical, operations and general and administrative departments. ARYx expects to complete the restructuring plan during November 2009.

As a result of the restructuring plan, ARYx estimates that it will record an aggregate restructuring charge of approximately $0.5 million in the fourth quarter of 2009 for severance and other personnel-related expenses, such as employee benefits.  The restructuring charge that ARYx expects to incur in connection with the restructuring plan is subject to a number of assumptions, and actual results may materially differ. ARYx may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring plan.

This current report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the completion of collaboration arrangements for ARYx’s lead product candidates, the expected timing of completion of the reduction in force, and the expected costs and related charges of the reduction in force. Words such as “designed,” “anticipated,” “expects,” “will,” “estimates,” and “may,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon ARYx’s current plans, assumptions, beliefs, and expectations. Forward-looking statements involve risks and uncertainties. ARYx’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that ARYx may not be able to establish collaboration arrangements for its lead product candidates on favorable terms or at all; the risk that the restructuring costs may be greater than anticipated; the risk that ARYx’s workforce reduction and any future workforce and expense reductions may have an adverse impact on ARYx’s internal programs, its ability to hire and retain key personnel and may be distracting to management; and risks related to ARYx’s need for additional funding and other risks detailed from time to time in ARYx’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and other periodic filings with the Securities and Exchange Commission. ARYx expressly disclaims any duty, obligation, or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in ARYx’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

Item 8.01. Other Events.

On October 29, 2009, ARYx issued a press release announcing the restructuring plan and associated reduction in force described in Item 2.05 of this Current Report on Form 8-K and providing an update on ARYx’s partnering/collaboration efforts for its lead product candidates. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	Press release, dated October 29, 2009, entitled “ARYx Therapeutics Aligns Operations to Development Activities — Company Also Provides Update on Product Partnering Efforts.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 2, 2009

ARYx THERAPEUTICS, INC.

By:	/s/ David Nagler
David Nagler
Vice President, Corporate Affairs and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated October 29, 2009, entitled “ARYx Therapeutics Aligns Operations to Development Activities — Company Also Provides Update on Product Partnering Efforts.”